Exhibit 99.1

Evolving Systems Reports Third Quarter 2021 Financial Results

ENGLEWOOD, Colorado – November 10, 2021 – Evolving Systems, Inc. (NASDAQ: EVOL), a leader in real-time digital engagement, today reported financial results for its third quarter ended September 30, 2021.

2021 Third Quarter Highlights:

•	Third quarter revenue was $7.0 million and year to date revenues are $20.4 million

•	The Company has generated positive cash flow from operations and reported a cash and cash equivalents balance of $3.6 million

•	Third quarter operating profit was $0.6 million, net income of $0.1 million

•	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the third quarter was positive $1.0 million

“Although we have entered into a definitive agreement to sell our activation and marketing businesses to PartnerOne Capital, we are still pleased to announce that we have been able to continue to report strong revenues and maintain our stretch of quarters with positive adjusted EBITDA. Through this unusual time of a global pandemic, we continue to successfully manage our business through telework, and to provide the same levels of performance and service that our clients have grown to expect from us. The business will continue to operate normally through the closing of the pending transaction,” said Matthew Stecker, Chief Executive Officer and Executive Chairman of Evolving Systems.

Third Quarter and Year-to-Date 2021 Results

Total revenue for the third quarter ended September 30, 2021 was $7.0 million, a $0.2 million increase from the three months ended September 30, 2020. The change was primarily related to revenues from new client projects as well as existing client work on new projects and upgrades. These were partially offset by less work with other clients as projects neared completion or services decreased from the corresponding period in 2020. Total revenue for the nine months ended September 30, 2021 was $20.4 million or approximately a 5.4% increase from $19.4 million in the same period a year ago, predominantly related to the aforementioned reasons. Services revenues, which are mostly recurring in nature, were $20.2 million year-to-date, an increase year-over-year of $1.2 million, or 6.4% from $19.0 million during the comparable year-ago period. Services revenue, which includes revenues from the Company’s preference for managed services over perpetual licensing, comprised approximately 99% of total revenues for the nine months ended September 30, 2021.

The Company reported gross profit margins, excluding depreciation and amortization, of approximately 70.2% and 68.5% for the quarters ended September 30, 2021 and 2020, respectively. For the nine months ended September 30, 2021, the Company reported gross profit margins, excluding depreciation and amortization, of approximately 68.2% as compared to gross profit margins of approximately 66.7% for the nine months ended September 30, 2020. This increase in gross margin was primarily related to the work on new projects and managed services accounts which provide a higher margin, and delivery staff was assigned to support internal efforts, including product development and a reduction in expenses.

Total operating expenses were $4.3 million in the quarters ended September 30, 2021 and 2020. Operating expenses remained consistent as increases primarily related to resource costs in our product development staff were mostly offset by decreases in resource costs in our sales and marketing group and a reduction in equity and incentive compensation recorded in general and administrative expenses as compared to the prior year period. Total operating expenses were $13.2 million for the nine months ended September 30, 2021. Total operating expenses were $12.4 million for the nine months ended September 30, 2020. The increase of approximately $0.8 million was related to increases in resource costs in product development and general and administrative groups, increases in professional and accounting fees, an increase in equity compensation, and other costs. These were partially offset by a reduction in our resource costs on sales and marketing teams as well as decreases in travel and marketing costs due to the travel restrictions imposed during the global pandemic and lower incentive compensation costs.

The Company reported operating profit of $0.6 million and net income of $0.1 million for the three months ended September 30, 2021. Operating income was $0.4 million and net income was $0.1 million for the three months ended September 30, 2020. The Company reported adjusted EBITDA of $1.0 million for the quarter ended September 30, 2021 compared to $0.8 million for the same period a year ago. Adjusted EBITDA for the nine months ended September 30, 2021 was $2.1 million compared to an adjusted EBITDA of $1.5 million for the first nine months in 2020.

Cash and cash equivalents as of September 30, 2021 were $3.6 million, an increase of 29.6% compared to $2.8 million as of December 31, 2020. At September 30, 2021 contract receivables, net of allowance for doubtful accounts, were $5.1 million, a decrease of 10.2% compared to $5.7 million as of December 31, 2020. Unbilled work-in-progress was $3.8 million at September 30, 2021, an increase of $0.4 million compared to December 31, 2020. Unearned revenue was $4.6 million at September 30, 2021, an increase of $0.9 million compared to December 31, 2020, related primarily to the collection of yearly support contracts and project billing in advance. Working capital as of September 30, 2021 increased to $5.9 million as compared to $5.5 million as of December 31, 2020. This change is primarily related to changes in accounts noted above.

Matthew Stecker concluded: “At the closing of the pending transaction, we anticipate that Evolving Systems will have a debt free balance sheet with approximately $37.5 million in cash and cash equivalents. The Board of Directors has established an investment committee to evaluate options to maximize the value of the Company’s assets including, but not limited to, identifying potential opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value and/or returning cash to shareholders.”

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). In addition, the Company is providing in this news release financial information in the form of non-GAAP net income and diluted net earnings per share and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, impairment, stock compensation, restructuring and gain/loss on foreign exchange transactions). Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance. Investors and financial analysts who follow the Company use non-GAAP net income and non-GAAP diluted earnings per share to compare the Company against other companies. Adjusted EBITDA can be useful for lenders as an indicator of earnings available to service debt. Non-GAAP financial measures should not be considered in isolation from, as an alternative to, or superior to, the financial information prepared in accordance with GAAP.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ: EVOL) empowers Communications Service Providers (CSPs) to succeed in fast-changing, disruptive telecom environments. This is achieved through a combination of People, Processes, and Platforms and empowers CSPs to activate, engage, and retain their customers. Evolving Systems’ real-time digital engagement solutions and services are used by more than 90 service providers in over 60 countries worldwide. The Company’s portfolio includes CSP market-leading solutions and services for network provisioning and resource management, enhancing the digital sales and distribution channels, service activation, real-time analytics, customer value management and loyalty. Founded in 1985, the Company has its headquarters in Englewood, Colorado, with offices in Asia, Europe, Africa, South America and North America. For more information, please visit www.evolving.com or follow us on Twitter at http://twitter.com/EvolvingSystems.

FORWARD LOOKING STATEMENTS

Certain statements in this communication constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to the Company’s future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this communication are forward-looking statements that involve risks and uncertainties that may cause the Company’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the pending transaction with PartnerOne Capital (the “Transaction”); the failure to obtain the approval of the Company’s stockholders or required third party consents or the failure to satisfy any of the other closing conditions to the Transaction; potential disruption of management’s attention from the Company’s ongoing business operations due to the Transaction; the effect of the announcement of the Transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; general business conditions; changes in overall economic conditions that impact consumer spending; the impact of competition; and other factors which are often beyond the control of the Company, as well as other risks listed in the Company’s Form 10-K filed March 17, 2021 with the Securities and Exchange Commission (“SEC”) and the definitive proxy statement that will be filed with the SEC with respect to the Transaction, and risks and uncertainties not presently known to the Company or that the Company currently deems immaterial. The Company wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. The Company does not undertake any obligation to update forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed Transaction, the Company has filed a preliminary proxy statement with the SEC and will be filing a definitive proxy statement with the SEC and mail or otherwise provide to its stockholders such definitive proxy statement regarding the proposed Transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at https://www.evolving.com/investors. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a written request to Corporate Secretary, Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112. Phone: (303) 802-1000.

Investor Relations Contact:

Alice Ahern

Investor Relations

Evolving Systems

Tel: 1-844-732-5898

Email: investors@evolving.com

EVOLVING SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

 (unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$3,581	$2,763
Contract receivables, net of allowance for doubtful accounts	5,100	5,681
Unbilled work-in-progress	3,799	3,365
Prepaid and other current assets	1,820	1,828
Income taxes receivable	666	270
Total current assets	14,966	13,907
Property and equipment, net	530	532
Amortizable intangible assets, net	2,037	2,769
Operating leases	1,033	915
Long-term assets - other	251	-
Deferred income taxes	953	953
Total assets	$19,770	$19,076

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Term loan - current	$-	$142
Accounts payable and accrued liabilities	4,067	4,305
Lease obligations — operating leases	330	294
Unearned revenue	4,647	3,713
Total current liabilities	9,044	8,454
Long-term liabilities:
Term loan, net	-	319
Lease obligations, net	696	613
Total liabilities	9,740	9,386

Stockholders' equity:
Common stock	12	12
Additional paid-in capital	100,018	99,776
Treasury stock	(1,253)	(1,253)
Accumulated other comprehensive loss	(10,359)	(10,345)
Accumulated deficit	(78,388)	(78,500)
Total stockholders' equity	10,030	9,690
Total liabilities and stockholders' equity	$19,770	$19,076

EVOLVING SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

 (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUE
License fees	$28	$83	$214	$387
Services	6,946	6,691	20,214	19,001
Total revenue	6,974	6,774	20,428	19,388

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue, excluding depreciation and amortization	2,081	2,132	6,506	6,456
Sales and marketing	1,325	1,511	4,081	4,516
General and administrative	1,240	1,352	4,080	3,875
Product development	1,348	1,094	3,936	3,168
Depreciation	182	58	308	158
Amortization	239	236	717	704
Restructuring	-	-	61	-
Total costs of revenue and operating expenses	6,415	6,383	19,689	18,877

Income from operations	559	391	739	511

Other (expense) income
Interest income	3	1	7	4
Interest expense	(3)	0	(4)	(65)
Other (expense) income, net	0	(1)	287	18
Foreign currency exchange (loss) income	(190)	(107)	(402)	240
Other (expense) income, net	(190)	(107)	(112)	197

Income from operations before income taxes	369	284	627	708
Income tax expense	294	148	515	652
Net income	$75	$136	$112	$56

Basic earnings per common share	$0.01	$0.01	$0.01	$0.00

Diluted earnings per common share	$0.01	$0.01	$0.01	$0.00

Weighted average basic shares outstanding	12,258	12,195	12,240	12,185
Weighted average diluted shares outstanding	12,258	12,258	12,258	12,275

EVOLVING SYSTEMS, INC.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

 (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Adjusted EBITDA:
Net income	$75	$136	$112	$56
Depreciation	182	58	308	158
Amortization of intangible assets	239	236	717	704
Stock-based compensation expense	28	92	242	159
Restructuring	-	-	61	-
Goodwill impairment loss	—	—	—	—
Interest expense and other (benefit), net	190	107	112	(197)
Income tax expense	294	148	515	652
Adjusted EBITDA	$1,008	$777	$2,067	$1,532

Non-GAAP net (loss) income:
GAAP net (loss) income	$75	$136	$112	$56
Amortization of intangible assets	239	236	717	704
Stock-based compensation expense	28	92	242	159
Income tax adjustment for non-GAAP*	(44)	(57)	(165)	(147)
Non-GAAP net (loss) income	$298	$407	$906	$772

Diluted net income (loss) per share
GAAP	$0.01	$0.01	$0.01	$0.00
Non-GAAP	0.02	0.03	$0.07	$0.06
Shares used to compute diluted net (loss) income per share	12,258	12,258	12,258	12,275

* The estimated income tax for non-GAAP net income is adjusted by the amount of additional expense that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into account which tax jurisdiction each of the above adjustments would be made and the tax rate in that jurisdiction.